UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2013, Swisher Hygiene Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) because the Company’s Form 10-Q for the period ended March 31, 2013 (the “Form 10-Q”) was not timely filed. The letter from NASDAQ advised the Company that the NASDAQ Hearings Panel (the “Panel”) will consider this deficiency in their decision regarding the Company’s continued listing on The NASDAQ Global Select Market. The Company has advised the Panel that it expects to file the Form 10-Q later this week, however the Company can provide no assurance as to when it will complete this filing.

In connection with the receipt of the letter from NASDAQ, the Company issued a press release on May 20, 2013, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release, dated May 20, 2013.

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